Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated October 23, 2023, relating to the financial statements and financial highlights, which appear in iShares Climate Conscious & Transition MSCI USA ETF, iShares Currency Hedged MSCI Eurozone ETF, iShares Currency Hedged MSCI Germany ETF, iShares Currency Hedged MSCI Japan ETF, iShares Emergent Food and AgTech Multisector ETF, iShares ESG Advanced MSCI EAFE ETF, iShares ESG Advanced MSCI EM ETF, iShares ESG Advanced MSCI USA ETF, iShares ESG Aware MSCI EAFE ETF, iShares ESG Aware MSCI USA ETF, iShares ESG Aware MSCI USA Growth ETF, iShares ESG Aware MSCI USA Small-Cap ETF, iShares ESG Aware MSCI USA Value ETF, iShares ESG MSCI EM Leaders ETF, iShares ESG MSCI USA Leaders ETF, iShares MSCI Brazil Small-Cap ETF, iShares MSCI China ETF, iShares MSCI China Multisector Tech ETF, iShares MSCI China Small-Cap ETF, iShares MSCI Denmark ETF, iShares MSCI Finland ETF, iShares MSCI Global Sustainable Development Goals ETF, iShares MSCI India ETF, iShares MSCI India Small-Cap ETF, iShares MSCI Indonesia ETF, iShares MSCI Ireland ETF, iShares MSCI Japan Value ETF, iShares MSCI Kuwait ETF, iShares MSCI New Zealand ETF, iShares MSCI Norway ETF, iShares MSCI Peru and Global Exposure ETF, iShares MSCI Philippines ETF, iShares MSCI Poland ETF, iShares MSCI Qatar ETF, iShares MSCI Saudi Arabia ETF, iShares MSCI UAE ETF, iShares MSCI United Kingdom ETF, iShares MSCI United Kingdom Small-Cap ETF, iShares MSCI Water Management Multisector ETF and iShares Paris-Aligned Climate MSCI USA ETF’s Annual Reports on Form N-CSR for the year ended August 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 20, 2023